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                                                                    Exhibit 21.1
                                                                  Cade 1997 10-K

                                SUBSIDIARIES OF
                             CADE INDUSTRIES, INC.


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Name of Subsidiary                                     Jurisdiction of Incorporation
------------------                                     -----------------------------
Auto-Air Composites, Inc.                                         Michigan
Cade Composites, Inc.                                             California
Cade International, Inc.                                          Barbados
Cade Commercial Composites, Inc.                                  Wisconsin
Central Engineering Company                                       Minnesota
H.A.C. Corporation                                                Delaware
Pollux Acquisition Corporation                                    Wisconsin
Cade Europe, Inc.                                                 Minnesota


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